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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

InterWest Medical Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box);

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

SEC 1913(04-04)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Reg. §240.14a-101. Notes:

A.	Where any item calls for information with respect to any matter to be acted upon and such matter involves other matters with respect to which information is called for by other items of this Schedule, the information called for by such other items shall also be given. For example, where a solicitation of security holders is for the purpose of approving the authorization of additional securities which are to be used to acquire another specified company, and the registrants’ security holders will not have a separate opportunity to vote upon the transaction, the solicitation to authorize the securities is also a solicitation with respect to the acquisition. Under those facts, information required by Items 11,13 and 14 shall be furnished.

B.	Where any item calls for information with respect to any matter to be acted upon at the meeting, such item need be answered in the registrant’s soliciting material only with respect to proposals to be made by or on behalf of the registrant.

C.	Except as otherwise specifically provided, where any item calls for information for a specified period with regard to directors, executive officers, officers or other persons holding specified positions or relationships, the information shall be given with regard to any person who held any of the specified positions or relationships at any time during the period. Information need not be included for any portion of the period during which such person did not hold any such position or relationship, provided a statement to that effect is made.

D.	Information may be incorporated by reference only in the manner and to the extent specifically permitted in the items of this schedule. Where incorporation by reference is used, the following shall apply:

1.	Any incorporation by reference of information pursuant to the provisions of this Schedule shall be subject to the provisions of §228.10(f) and §229.10(d) restricting incorporation by reference of documents which incorporate by reference other information. A registrant incorporating any documents, or portions of documents, shall include a statement on the last page(s) of the proxy statement as to which documents, or portions of documents, are incorporated by reference. Information shall not be incorporated by reference in any case where such incorporation would render the statement incomplete, unclear or confusing.

2.	If a document is incorporated by reference but not delivered to security holders, include an undertaking to provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been Incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates), and the address (including title or department) and telephone numbers to which such a request is to be directed. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

 2

INTERWEST MEDICAL CORPORATION
3221 Hulen Street, Suite C
Fort Worth, Texas 76107-6193

Notice of Annual Meeting
Of Shareholders

To Be Held on Wednesday,
December 1, 2004

     The Annual Meeting of the Company will be held at 10:00 o’clock a.m., on Wednesday, December 1, 2004, at Suite C, 3221 Hulen Street, Fort Worth, Texas 76107. The meeting will consider the following proposals:

1. to elect a director to serve for the coming year, or until his successor(s) is elected and qualified;

2. to adopt a Plan To Terminate Registration of the Company’s Common Stock under The Securities Exchange Act of 1934;

3. to adopt a proposal to amend the Company’s Certificate of Incorporation in order to effect a reverse stock split of 1 for 5,000 shares; and

4. to act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement.

     Only holders of record of the Company’s common stock at the close of business on October 22, 2004 will be entitled to notice of, and will be entitled to vote at, the annual meeting or any adjournment or postponement.

By Order of the Board of Directors
November 8, 2004
Fort Worth, Texas 76107

Secretary

IT WILL GREATLY ASSIST THE COMPANY IN KEEPING DOWN THE EXPENSES IN CONNECTION WITH THE MEETING IF SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON WILL RETURN THEIR SIGNED PROXIES WHETHER THEY OWN FEW OR MANY SHARES AND WHETHER OR NOT THEY PRESENTLY INTEND TO ATTEND THE MEETING.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 1, 2004
GENERAL INFORMATION
PROPOSAL NO.1 — Director Election Proposal
PROPOSAL NO. 2 — The Plan To Terminate Registration
PROPSAL NO. 3 – AMENDMENT OF COMPANY’S ARTICLES OF INCORPORATION
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
CONSOLIDATED STATEMENTS OF CASH FLOWS

INTERWEST MEDICAL CORPORATION
3221 Hulen Street, Suite C
Fort Worth, TX 76107

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 1, 2004

     This Notice of Annual Meeting, Proxy Statement and Proxy (these “Proxy Materials”) are being furnished to the shareholders of InterWest Medical Corporation (“Company”) in connection with a solicitation of proxies by the Company’s Board of Directors. This solicitation is being made in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) to be held in the Company’s offices, 3221 Hulen Street, Suite C, Fort Worth, Texas 76107 at 10:00 a.m. on December 1, 2004. These Proxy Materials are being mailed on approximately November 8, 2004. At the Annual Meeting, the Shareholders will be asked to consider and vote upon: (1) a Proposal to elect 1 nominee as director of the Company to serve until the next annual meeting of Shareholders of the Company; (2) a Proposal to adopt a Plan To Terminate Registration; and (3) a Proposal to amend the Company’s Articles of Incorporation in order to effect a reverse split of the Company’s Common Stock. The Board of Directors recommends that the Shareholders vote FOR the nominee as director and FOR all of the proposals.

Who is Entitled to Vote: Other Voting Matters

     Shareholders of record of the Company’s $0.001 par value per share common stock (“Common Stock”) as of the close of business on October 22, 2004 (“Record Date’) will be entitled to vote at the Annual Meeting. At the close of business on that day, 20,000,000 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share on each matter presented the Annual Meeting. Shares of Common Stock may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing 10% of the outstanding Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shareholders do not have cumulative voting rights with respect to the election of directors.

     The Company has been advised that the directors, officers and affiliates of the Company representing 54% of the issued and outstanding Common Stock intend to vote FOR the nominee for director and FOR all of the other proposals described in this Proxy Statement. All those directors, officers and affiliates of the Company will have an interest in the election of director.

Availability of Voting by Proxy; Revocability of Proxies

     Shares represented by properly executed proxy (such as the form of proxy included with these Proxy Materials) will be voted in accordance with the instructions on such proxy. If a returned proxy does not specify otherwise, the shares represented thereby will be voted in favor of all proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to Arch B. Gilbert at Interwest Medical Corporation, 3221 Hulen Street, Suite C, Fort Worth, Texas 76017, (817) 731-2743 or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

Solicitation of Proxies

     This proxy solicitation is made by the Company, and it will bear the costs associated with this solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with such solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the shares.

GENERAL INFORMATION

Directors and Executive Officers of the Registrant.

     (a) Identification of Directors:

     The directors of the Company are elected annually to serve until the next Annual Meeting and until their successors are elected and qualified. The Board presently consists of 1 member.

		Year First Became a
Name	Age	Director of Company	Position
Arch B. Gilbert	70	1983 (1)	President, Secretary,
			Treasurer & Director

(1) Date of incorporation

     (b) Identification of Executive Officers:

Name	Position	Age
Arch B. Gilbert	President, Secretary, Treasurer	70

Officers serve at the discretion of the Board of Directors.

     Arch B. Gilbert received his B.A. and his L.L.B. Degrees from the University of Oklahoma in 1955 and 1957 respectively. He also received his L.L.M. degree from Southern Methodist University in 1963. Since August 1, 1979, Mr. Gilbert has been a member of the law firm of Arch B. Gilbert, A Professional Corporation. From February 1, 1962 to August 1, 1979, Mr. Gilbert was a member of the law firm of Brooks, Tarlton, Gilbert, Douglas & Kressler, Fort Worth, Texas.

     The Board of Directors did not hold any meetings in fiscal year 2003. All of the action taken by the directors was taken my written consent. The Company has not established an audit, nominating or compensation committee, or other committees performing similar functions because the Board consists of 1 member. The Company does not reimburse directors for attending meetings, but Directors are reimbursed for any reasonable expenses incurred by each director attending a meeting by the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Act requires directors and officers of the Company and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes of Common Stock. Directors, officers and more than 10% stockholders are required by SEC regulations to furnish the Company with copies of all 16(a) forms they file. Reche Canyon Convalescent Center, Inc. failed to file reports covering multiple transactions in a timely fashion and Mr. Gilbert failed to file a report covering one transaction in a timely fashion. Other than the foregoing, the Company is not aware of any failure on the part of any Reporting Persons to file reports required by Section 16(a).

Executive Compensation

     The following table sets forth the cash compensation received by the Company’s Chief Executive Officer during the fiscal years ended December 31, 2003, 2002 and 2001 as well as aggregate options grated for each fiscal year.

Summary Compensation Table
Annual Compensation

Name &					Securities
Principal Position	Years		Salary (1)	Bonus	Underlying Options
Arch B. Gilbert	2003		$-0-	None	1,500,000
Chairman, President,	2002		$-0-	None	1,500,000
Secretary, Treasurer	2001	,	$-0-	None	1,500,000

     (1) This does not include legal fees paid to law firm of the President or reimbursement to it of expenses. For the year 2003, Arch B. Gilbert, A Professional Corporation, whose sole shareholder is the President of the Company, was paid $82,500 for legal services rendered. Likewise it does not include consulting fees of $36,000 annually paid to the wife of the Company’s President.

Option Grants

     In 1999, the Company granted its President options to purchase 1,500,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share. If the proposed reverse split is effectuated this opinion shall be converted automatically into an option to purchase 300 Shares of Common Stock, $5.00 par value, at a price of $750 per share.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information with respect to beneficial ownership of the Company’s Common Stock by:

*	each person who beneficially owns more than 5% of the Common Stock

*	each executive officer

*	each director and director nominee; and

*	all executive officers and directors as a group

The table shows the number of shares owned as of the Record Date and the percentage of outstanding Common Stock as of the Record Date. Except as indicated, and subject to community property laws when applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name and Address (1)	Number of Shares		Percent Owned (3)
Reche Canyon Convalescent	6,062,107		43.5%
Center, Inc.

Arch B. Gilbert	4,739,000	(2)	34%

Gary S. Dearden	1,044,000		7.5%
6176 Healey Lane
Fort Worth, TX 76107

All Executive Officers	4,739,000	(2)	34%
And Directors as a
Group (1 person)

(1) The beneficial owner’s address is 3221 Hulen Street, Suite C, Fort Worth, Texas 76107, unless otherwise stated.

(2) Includes 444,000 shares owned by Arch B. Gilbert, A Professional Corporation and 6,000 shares owned by Mr. Gilbert’s wife. Does not include 504,000 shares owned by Mr. Gilbert’s two adult daughters or 6,062,107 shares owned by Reche Canyon Convalescent Center, Inc.

(3) Calculated on the basis of outstanding securities excluding securities held by or for the account of the Registrant or it subsidiaries.

Certain Transactions

     The Registrant shares the offices of Arch B. Gilbert, consisting of approximately 1,400 square feet, for which it paid total rent in the year 2003 of $15,600. The Registrant also reimbursed Mr. Gilbert for 50% of his office and administrative expenses for the year ending December 31,2 003 and for direct out-of-pocket expenses incurred on behalf of the Company.

The total amount of such reimbursement was $18,707. For the year 2003, Arch B. Gilbert, A Professional Corporation, whose adult stockholder is the President of the Company, was paid $82,500 for legal services rendered.

     In 2004, Mr. Gilbert may perform legal services on behalf of the Registrant although there are no present plans, agreement or understandings in regard to any such legal services. If any such legal services are performed by Mr. Gilbert on behalf of the Company, he will be compensated as his usual hourly rate.

     In 2003, Mr. Gilbert’s wife performed consulting services for the Company for which she received total cash compensation of $36,000.

     The Company is not informed as to whether payments made to Mr. Gilbert and his wife were on terms as favorable as the Registrant might have obtained from unaffiliated parties. On September 10, 2004, Mr. Gilbert surrendered to the Company 2,000,000 shares of the Company’s Common Stock in cancellation of a non-recourse promissory note in the principal amount of $160,000.

     There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record of beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

     During the last five (5) years no director or officer of the Company has:

a.	had any bankruptcy petition filed by or against any business of which such person was a general party or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.	been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

PROPOSAL NO.1 - Director Election Proposal

     The Company’s by-laws provide that the Board of Directors will consist of 1 and no more than 12 members. The Board of Directors of the Company presently consists of 1 member.

Directors of the Company generally serve for a term of one year (until the next Annual Meeting of Shareholders) and until their successors are duly elected or appointed and qualified, or until their death, resignation or removal. The person nominated to hold office provided below is currently a member of the Board of Directors and has consented to serve if elected. Unless an authority to vote in the election of directors is withheld, it is the intention of the person named in the Proxy to nominate and vote for the one person named in the table below. In the event that by reason of contingencies not presently known to the Board of Directors, the nominee should be unavailable for election, the Proxies will be voted for such substitute as shall be designated by the Company’s Board of Directors. In completing the enclosed Proxy card, if a Shareholder decides not to vote for the director nominee, such Shareholder should mark the AGAINST box. If a Shareholder decides to vote for such nominee, the Shareholder should mark the FOR box. Directors are elected by the plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     Nominee for election at the meeting:

NAME	AGE	PRESENT POSITION WITH THE COMPANY
Arch B. Gilbert	70	Director, Chairman, President, Secretary and Treasurer

PROPOSAL NO. 2 - The Plan To Terminate Registration

Reasons For Plan to Terminate Registration

     In response to Enron Corporation and similar scandals, Congress passed the Sarbanes-Oxley Act of 2002 (H.R. 3763). The Act was signed by President Bush on July 30, 2002. The Act establishes a new regulatory body for accountants who audit public companies, increases criminal penalties for violations of securities and related laws requires corporate officers to certify as to certain matters and imposes far-reaching requirements on public companies, their offices and directors. The Act generally applies to all Companies that are required under Sections 12 or 15(d) of the Securities Exchange Act of 1934 to file periodic reports with the Securities and Exchange Commission. The Act applies to all such companies, regardless of size, even to a company as small as ours.

     The Board of Directors has concluded that compliance with such Act would be extremely expensive and burdensome. Because of its small size and lack of executive staff, the Company’s compliance with the Act is made more difficult, if possible at all.

     The Company does not presently enjoy the benefits normally associated with a public company. The Common Stock does not appeal to brokerage firms that are reluctant to recommend “penny stocks” to their clients. Investors may also be dissuaded from purchasing “penny stocks” because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of “penny stocks.” Also, investment funds are reluctant to invest in “penny stocks.” The existing public market for the Common Stock does not provide significant liquidity. Presently, the bid and asked prices quoted by market makers are limited to 5,000 shares.

     Accordingly, the Board has concluded that the best course of action is to delist under the 1934 Act so that the Company would no longer be a reporting Company. Under the 1934 Act only companies with fewer than 300 shareholders may delist. The Plan to Terminate Registration is intended to achieve this result.

Plan To Terminate Registration

     The Board of Directors has approved a Plan to Terminate Registration under the 1934 Act (“Plan to Terminate Registration”), a copy of which is attached hereto as Exhibit “A.” To be eligible to terminate such registration the Company must have fewer than 300 shareholders. In order to accomplish reduction in the number of Shareholders to fewer than 300, the Plan to Terminate Registration provides for a reverse split of the Company’s Common Stock on the basis of 1 share of Common Stock, $5.00 par value each (“New Shares”), for each 5,000 shares of Common Stock, $0.001 par value each (“Old Shares”), presently outstanding. The Plan to Terminate Registration accomplishes this objective by providing for the amendment of the Company’s Articles of Incorporation in order to change the authorized capital stock from 50,000,000 shares, $0.001 par value each, to 10,000 shares, $5.00 par value each. Fractional shares will not be issued as a result of the reverse split, and any resulting fractional shares will be cancelled and the Shareholders will be reimbursed by the Company on the basis of the arithmetic average reported closing bid price for the Company’s Old Shares on the day before the Effective Date. Please see the Plan To Terminate Registration for complete details of such proposal.

     If the Plan to Terminate Registration is adopted by the Shareholders, New Shares will have the same corporate rights as the Old Shares. Each shall be entitled to 1 per share vote on all matters. Dividends shall be declared and paid only out of funds legally available therefor. Each may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Each shall not be entitled to cumulative voting. No shareholder is or shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Company, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms at it in its discretion shall deem advisable. The capital stock, after the amount of the subscription price or par value, has been paid in, is not and shall not be subject to assessment to pay the debts of the corporation.

     If the Plan to Terminate Registration is adopted, it is expected that there will be no future public market for the Company’s Common Stock in view of the fact that the Company will no longer be a reporting company under the 1934 Act.

     The adoption of the Plan to Terminate Registration requires the approval of a majority of the outstanding shares of stock. Shareholders who wish to vote for this proposal should check the FOR box, and those who wish to vote against it should check the AGAINST box.

PROPSAL NO. 3 - AMENDMENT OF COMPANY’S ARTICLES OF INCORPORATION

     This proposal to amend the Company’s Articles of Incorporation is intended to give the Company the authority to file an Amendment changing the authorized Common Stock in order to accomplish a 1 for 5,000 share reverse split for the objective of reducing the number of shareholders to less than 300 in order that the Company may terminate its registration under The Securities Exchange Act of 1934. See Exhibit “A” hereto which contains a description of the amendment and proposed authorized capital of the Company after the amendment.

     The reverse stock split will be effected simultaneously for all of the Old Shares and the exchange rate will be the same for all of the Old Shares. The number of shares of Old Common Stock issued and outstanding will be reduced following the filing of the Certificate of Amendment in accordance with the following formula: every 5,000 shares of Old Shares owned by a Shareholder will be converted into 1 share of New Shares. Fractional shares of New Shares will not be issued as a result of the reverse split. Shareholders that otherwise would be entitled to receive a fractional share of New Shares as a result of the reverse stock split will, instead, receive from the Company a cash payment in U.S. Dollars equal to such fraction multiplied by 5,000 times the arithmetic mean average published closing bid price per share of the Old Shares, on the day immediately preceding the Effective Date.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

     If the Company’s Stockholders approve the proposed amendment and the Board of Directors still believes that the reverse stock split is in the best interest of the Company and its Shareholders, the Company will file a Certificate of Amendment with the Secretary of State of the state of Oklahoma. The reverse stock split will become effective at the time specified in the Amendment, which will most likely be the date of filing of the Amendment and which is referred to as the “Effective Date.”

     As soon as practical both after the Effective Date, stockholders will be notified that the reverse stock split has been affected. The Company expects that its transfer agent will act as the transfer agent for the Company up until the Effective Date. Holders of Old Shares will be asked to surrender to the Company certificates representing the Old Shares in exchange certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its Shareholders. No new certificates will be issued and no payments for fractional shares will be made to a Shareholder until such stockholder has surrendered such outstanding stock certificates representing Old Shares, together with a properly completed executed letter of transmittal, to the Company.

     Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise will automatically be exchanged for New Shares and/or cash payments for fractional New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

     Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in the amount in view of the low value of the fractional interest. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

     The Company’s view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Appraisal Rights

     Under Oklahoma law, no appraisal rights are available to dissenting shareholders in regard to the Certificate of Amendment or to the proposed reverse stock split.

Vote Required; Recommendation of Board of Directors

     The affirmative vote of the holders of a majority of all outstanding shares of the Company’s Common Stock entitled to vote on this proposal will be required for approval of the amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION IN ORDER TO AFFECT THE 1

FOR 5000 REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK ISSUED AND OUTSTANDING.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal which a Stockholder intends to present for consideration in action at the next Annual Meeting of Stockholders must be received in writing by the Company no later than August 31, 2004 and must conform to applicable Securities and Exchange Commission rules and regulations.

Independent Public Accountant for 2004

     The Board of Directors has appointed Weaver and Tidwell, independent certified public accountants, to examine and report on the Company’s financial statements for the fiscal year ending December 31, 2004. The firm has served as the Company’s independent accountants since the Company was organized. It is not expected that a representative of such firm will be in attendance at the Company’s Annual Meeting of Shareholders.

Other Matters

     The Company knows of no other matters to be brought before the Annual Meeting. However, if other matters come to the Board’s attention before the meeting, it is the intention of the person named in the Proxy to vote such Proxy in accordance with his judgment on such matters.

By Order of the Board of Directors
Interwest Medical Corporation

By

Arch B. Gilbert, Secretary

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(a) Liquidity and Capital Resources:

     During the year 2001, the Company’s cash increased from $885,513 to $1,412,024. Accordingly, there was an increase in cash of $526,511. Additionally, the Company’s trading assets increased from $1,379,138 to $1,477,949, or an increase of $98,811. These increases were the result of operations and investment trading activities.

     During the year 2002, the Company’s cash decreased from $1,412,024 to $1,004,795. Accordingly, there was a decrease in cash of $407,229. This decrease was caused by losses from operations and purchases of property and equipment.

     During the year 2003, the Company’s cash decreased from $1,004,795 to $796,434. Accordingly, there was a decrease in cash of $208,361. Additionally, the Company’s trading assets increased from $186,606 to $355,252, or an increase of $168,646. These changes were the result of gains incurred in investment trading activities.

     The Company is not aware of any known trends or any known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in the registrant’s liquidity increasing or decreasing in any material way.

     In the Company’s view, its short-term liquidity and short-term capital resources will be sufficient to cover its cash needs up to 12 months into the future. The Company does not presently anticipate material capital expenditures. The Company does not have any significant balloon payments. The Company’s long-term debt consists of a mortgage loan bearing interest at the rate of 5.0% and is payable in monthly installments of $23,307. It is anticipated that these payments will be made from revenues received by the operation of the Company’s nursing home.

     (b) Results of Operations:

     Operating profit for 2001 was $230,370, as compared to operating profit of $564,770 for 2000. The net loss decreased from ($2,512,242) to ($822,941) for the year 2001. The decrease was the result of a reduction in investment trading losses.

     Operating profit for 2002 was $284,877, as compared to operating profit of $230,370 for 2001. The increase in operating income was attributable to an increase in revenues. Net loss in 2002 was ($1,233,558), as compared to ($822,941) in 2001. The increase in loss was attributable to losses on securities.

     Operating profit for 2003 was $260,746, as compared to operating profit of $284,877 for 2002. Net loss decreased from ($1,233,558) for 2002 to ($155,713) for the year 2003. The decreased was the result of investment trading results.

     (c) Effects of Inflation:

     The Company is of the view that inflation did not affect its operations in 2004 and should not in 2005.

(1 of 2)

INTERWEST MEDICAL CORPORATION

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
CURRENT ASSETS
Cash, including interest bearing accounts, 2003 $555,443; 2002 $730,748	$796,434	$1,004,795
Accounts receivable - trade, net of allowance for doubtful accounts, 2003 $452,000; 2002 $110,033	3,655,364	2,783,978
Investments - trading	355,252	186,606
Prepaid expenses and other receivables	75,933	530,505

Total current assets	4,882,983	4,505,884
PROPERTY AND EQUIPMENT, at cost
Land	294,354	294,354
Buildings and improvements	4,147,464	3,960,924
Equipment and furniture	1,240,906	1,389,927
Oil and gas properties
(successful efforts method of accounting)	170,489	170,489

	5,853,213	5,815,694
Less accumulated depreciation and depletion	2,723,936	2,480,107

	3,129,277	3,335,587
OTHER ASSETS
Cash escrow accounts	253,202	40,025
Deferred financing costs, net	78,569	349,320

	331,771	389,345

TOTAL ASSETS	$8,344,031	$8,230,816

The Notes to Consolidated Financial Statements
   are an integral part of these statements.

(2 of 2)

INTERWEST MEDICAL CORPORATION
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$50,539	$50,898
Accounts payable	2,022,066	2,077,100
Accrued salaries	708,786	645,766

Total current liabilities	2,781,391	2,773,764
LONG-TERM DEBT	4,555,316	4,293,990

Total liabilities	7,336,707	7,067,754
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001, authorized 50,000,000 shares; issued 22,000,000 shares	22,000	22,000
Additional paid-in capital	5,096,745	5,096,745
Retained earnings (deficit)	(3,059,187)	(2,903,474)

	2,059,558	2,215,271
Less cost of shares held in the treasury, 2003 - 6,084,539 shares; 2002 - 6,084,289 shares	892,234	892,209
Notes receivable - officer	160,000	160,000

	1,007,324	1,163,062

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,344,031	$8,230,816

The Notes to Consolidated Financial Statements
    are an integral part of these statements.

INTERWEST MEDICAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
REVENUES
Patient service revenue	$15,804,213	$13,435,829	$13,284,809
Other revenue	45,681	53,255	63,027

Total revenue	15,849,894	13,489,084	13,347,836
COSTS AND EXPENSES
Professional care of patients	9,402,039	8,010,399	7,775,638
General services	2,988,107	2,617,876	2,436,208
Administrative services	2,906,192	2,246,550	2,621,360
Other costs	15,791	37,000	16,782
Depreciation, depletion and amortization	277,019	292,382	267,478

	260,746	284,877	230,370
OTHER INCOME (EXPENSES)
Gain (loss) on sale of securities	164,669	(1,233,736)	(690,316)
Loss on refinancing	(349,320)	—	—
Interest income	13,747	34,174	64,407
Interest expense	(245,555)	(329,864)	(352,209)

Income (loss) before taxes on income	(155,713)	(1,244,549)	(747,748)
Provision (benefit) for income taxes	—	(10,991)	75,193

Net income (loss)	($155,713)	($1,233,558)	($822,941)

Weighted averages shares outstanding	15,914,192	15,918,773	15,929,353

Earnings per common share - basic and diluted	($0.01)	($0.08)	($0.05)

The Notes to Consolidated Financial Statements
    are an integral part of these statements.

INTERWEST MEDICAL CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	Common Stock		Additional	Retained
	Number of	Par	Paid-in	Earnings	Treasury	Note
	Shares	Value	Capital	(Deficit)	Stock	Receivable
BALANCE, December 31, 2000	22,000,000	$22,000	$5,096,745	($846,975)	($889,989)	($160,000)
Net loss	—	—	—	(822,941)	—
Purchase of 5,500 shares of common stock	—	—	—	—	(550)	—

BALANCE, December 31, 2001	22,000,000	22,000	5,096,745	(1,669,916)	(890,539)	(160,000)
Net loss	—	—	—	(1,233,558)	—	—
Purchase of 8,900 shares of common stock	—	—	—	—	(1,670)	—

BALANCE, December 31, 2002	22,000,000	22,000	5,096,745	(2,903,474)	(892,209)	(160,000)
Net Loss	—	—	—	(155,713)	—	—
Purchase of 250 shares of common stock	—	—	—	—	(25)	—

BALANCE, December 31, 2003	22,000,000	$22,000	$5,096,745	($3,059,187)	($892,234)	($160,000)

The Notes to Consolidated Financial Statements
   are an integral part of these statements.

INTERWEST MEDICAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers/patients	$14,978,508	$13,064,210	$13,474,485
Interest received	13,747	34,174	62,955
Cash paid to suppliers and employees	(14,869,775)	(12,992,557)	(12,735,386)
Investments - net	(3,977)	51,252	(789,127)
Interest paid	(225,351)	(303,161)	(352,209)
Income taxes paid (refunded)	—	15,632	1,028,429

Net cash provided by (used in) operating activities	(106,848)	(130,450)	689,147
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(69,826)	(240,457)	(150,925)
Proceeds from sale of assets	—	20,701	—
Mortgage escrow deposits, net	(21,477)	(12,137)	32,777

Net cash used in investing activities	(91,303)	(231,893)	(118,148)
CASH FLOWS FROM FINANCING ACTIVITIES
Loan proceeds	73,665	—	—
Payments on debt	(83,850)	(43,216)	(43,938)
Purchase of treasury stock	(25)	(1,670)	(550)

Net cash used in financing activities	(10,210)	(44,886)	(44,488)

Net increase (decrease) in cash	(208,361)	(407,229)	526,511
CASH, beginning of period	1,004,795	1,412,024	885,513

CASH, end of period	$796,434	$1,004,795	$1,412,024

The Notes to Consolidated Financial Statements
   are an integral part of these statements.

INTERWEST MEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income (loss)	($155,713)	($1,233,558)	($822,941)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gain) loss on securities	(164,669)	1,233,736	690,316
Depreciation and amortization	277,019	292,382	267,478
Loss on refinancing	349,320	—	—
Deferred taxes	—	—	209,527
Changes in assets and liabilities
Accounts receivable	(871,386)	(424,874)	126,649
Prepaid expenses and other receivables	454,572	(443,868)	(1,542)
Trading securities	(3,977)	51,252	(789,127)
Accounts payable	(55,034)	340,700	175,016
Accrued liabilities	63,020	49,139	(58,872)
Income taxes payable (receivable)	—	4,641	894,095
Other	—	—	(1,452)

Net cash provided by (used in) operating activities	($106,848)	($130,450)	$689,147

NON-CASH INVESTING AND FINANCING
   ACTIVITIES

In 2003, the Company refinanced it’s mortgage on its healthcare facility, of which $191,700 of escrow deposits and $79,452 of loan costs were financed as part of the refinancing.

The Notes to Consolidated Financial Statements
   are an integral part of these statements.

Exhibit “A”

Plan To Terminate Registration
Under The Securities Exchange
Act of 1934 (“Plan To Terminate Registration”)

     It is advisable that the Company promptly terminate its registration under The Securities Exchange Act of 1934 (“1934 Act”). It is, therefore, resolved that the Company shall promptly take the following action:

1. The Company shall promptly file with The Securities Exchange Commission (“SEC”) a Form 8-K disclosing the action of the Board of Directors in regard with this Plan to Terminate Registration.

2. The Company shall promptly set the Annual Meeting of Shareholders and propose that the Shareholders ratify, approve and adopt this Plan to Terminate Registration as described herein.

3. If the Shareholders adopt this Plan To Terminate Registration:

(a) The Company shall promptly file a Form 8-K disclosing the action of the Shareholders with the Securities and Exchange Commission.

(b) The Company shall file with the Oklahoma Secretary of State a Certificate of Amendment amending its Articles of Incorporation by changing the par value of the Company’s Common Stock from $.001 par value per share to $5.00 par value per share, and shall reverse split its Common Stock on the basis of 1 share of Common Stock, $5.00 par value, for each 5,000 shares of Common Stock, $.001 par value. The number of authorized shares shall be reduced from 50,000,000 shares, $.001 par value each, to 10,000 of Common Stock, $5.00 par value each. The date of such filing is referred to as the Effective Date.

(c) The Company and its officers are authorized to execute and file a Certificate of Amendment in order to amend Article Four of the Company’s Articles of Incorporation in order that it will read in full as follows:

“ARTICLE FOUR

The aggregate number of shares which the Corporation shall have Authority to allot is 10,000, divided into one class. The designation of class, the number of shares and the par value of the shares are as follows:

Class	Number of Shares	Par Value
Common	10,000	$5.00
	Total	$50,000

Each share of Common Stock issued and outstanding, shall be entitled to one vote on all matters. Dividends shall be declared and paid only out of funds Legally available therefor. Shares of such stock may be issued for such Consideration and for such corporate purposes as the Board of Directors may from time to time determine. Cumulative voting shall be denied.”

(d) The Company’s outstanding Common Stock, $.001 par value shall be converted into whole shares of Common Stock, $5.00 par value upon the filing of the Certificate of Amendment. No fractional shares of Common Stock, $5.00 par value, shall be issued as a result of such reverse split. Any resulting fractional shares shall be cancelled and the Shareholders shall be reimbursed in cash on the basis of the arithmetical average reported bid price for the Company’s Common Stock on the day before the Certificate of Amendment is filed with the Oklahoma Secretary of State. All Shareholder rights will terminate automatically upon the filing of the Certificate of Amendment in regard to those shares of outstanding Common Stock $.001 par value, that are not converted into whole shares of Common Stock $5.00 par value.

(e) Upon filing the Certificate of Amendment with the Oklahoma Secretary of State, the Company shall notify the Shareholders of this fact and shall request the Shareholders to forward their stock certificates representing Common Stock, $.001 par value, (“Old Stock Certificates”) to the Company, properly endorsed, with signatures guaranteed by a medallion guarantee.

(f) The Company shall promptly terminate the authority of the American Stock Transfer and Trust Company to act as transfer agent as of the Effective Date, and the Company shall assume such responsibilities as of the Effective Date.

(g) Upon receiving such Old Stock Certificates properly endorsed, the Company will promptly issue to each shareholder a certificate representing the whole number of shares of Common Stock, $5.00 par value (“New Stock Certificate”), each shareholder is entitled to receive and/or payment in cash for such shares of Common Stock, $.001 par value, as are not converted into whole shares of Common Stock, $5.00 par value, and are, therefore, cancelled. No New Stock Certificates shall be issued and no payments in cash shall be made to any shareholder for fractional shares until the Old Stock Certificates are received by the Company properly endorsed from said shareholder.

(h) The Company shall promptly file Form 15 under the 1934 Act with the Securities Exchange Commission and take further action and execute such documents as may be necessary or proper to terminate registration under the 1934 Act and to carry out the purposes and intent of this Plan to Terminate Registration.

(i) The Company will promptly notify the market makers of the Company’s stock and the Transfer Agent of such amendment, reverse split and imminent termination of registration under the 1934 Act.

3. Notwithstanding authorization of the proposed Amendment by the Shareholders of the Company, the Board of Directors of the Company may abandon the proposed Certificate of Amendment and this Plan to Terminate Registration without further action by the Shareholders.

INTERWEST MEDICAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

Annual Meeting Proxy Card

     The undersigned, a stockholder of InterWest Medical Corporation, an Oklahoma corporation (the “Company”), hereby appoints Arch B. Gilbert, as proxy, agent and attorney for the undersigned, with full power of substitution, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held at 10:00 o’clock A.M. (Fort Worth, Texas time) on Wednesday, December 1, 2004, at 3221 Hulen Street, Suite C, Fort Worth, Texas 76107-6193.

A.	Election of Directors

	1.	The Board of Directors recommends a vote FOR the listed nominee.
		FOR	AGAINST
	Arch B. Gilbert	☐	☐

B.	Proposal

The Board of Directors recommends a vote FOR the following proposals:

				FOR	AGAINST
	2.	To adopt the Plan To Terminate Registration under the Securities Exchange Act of 1934		☐	☐

	3.	To adopt a proposal to amend the Company’s Certificate of Incorporation in order to effect a Reverse stock split of 1 for 5,000 shares		FOR ☐	AGAINST ☐

	4.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

               The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all Proposals.

Date:	,2004

IMPORTANT

               Please sign this Proxy exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please so indicate. Each joint owner is requested to sign. Any stockholder present at the meeting may, nevertheless, vote personally on all matters with respect to which he is entitle to vote.